                                                                   [EXECUTION]

                                LOAN AGREEMENT

                                 July 1, 1996

Mr. Jere W. Thompson, Jr.
President
CapRock Fiber Network, Ltd.
Two Galleria Tower
13455 Noel Road, Ste. 1925
Dallas, Texas 75240-6638

Ladies and Gentlemen:

     This Loan Agreement (the "LOAN AGREEMENT") will serve to set forth the terms of the financing transactions by and between CAPROCK FIBER NETWORK, LTD. ("BORROWER"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("BANK"):

     1. CREDIT FACILITY. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "LOAN DOCUMENTS"), Bank hereby agrees to make advances to Borrower, on a non-revolving basis from time to time during the period commencing on the date hereof and continuing through and including 11:00 a.m. (Central time) on December 31, 1996, an aggregate amount not to exceed $10,000,000 (the "MAXIMUM LOAN AMOUNT") in a single advance or in multiple advances, as may be requested by Borrower from time to time. Each advance must be greater than or equal to $100,000 or must equal the unadvanced portion of the Maximum Loan Amount. Borrower shall give prior written notice, or telephonic notice, of any requested advance. Each written request must be made in the form of Exhibit B, duly completed, and accompanied by copies of billing statements, vouchers, or invoices evidencing the obligation of Borrower to pay amounts in excess of $10,000 per statement for services rendered or materials actually acquired or furnished in connection with the construction of the Network (as defined below). Bank reserves the right to require Borrower to give Bank not less than one (1) business day prior notice of each requested advance. Each telephone request shall be deemed a representation, warranty, agreement and acknowledgment by Borrower as to the matters which are to be set out in a written confirmation. All advances to Borrower hereunder shall be collectively called the "LOAN". All sums advanced under the Loan shall be for construction, start-up and related expenses of a fiber optic network from Corpus Christi to Houston, Texas (the "NETWORK").

     2. PROMISSORY NOTE. The Loan shall be evidenced by a promissory note (together with any renewals, extensions, modifications and increases thereof, the "NOTE") duly executed by Borrower and payable to the order of Bank, in the form of Exhibit A attached hereto and incorporated herein by reference. Interest on the Note shall accrue at the rate set forth

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Page 2

therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Loan Agreement.

     3. ORIGINATION FEE. On the date hereof, Borrower will pay to Bank an origination fee in the amount of $100,000.

     4. COLLATERAL. Collateral and security for the indebtedness evidenced by the Note and any and all other indebtedness or obligations from time to time owing by Borrower to Bank includes (i) the Deed of Trust, Mortgage, Security Agreement and Assignment of Rents effective as of June 26, 1996 (the "Mortgage") from Borrower for the benefit of Bank covering certain real and personal property (the "Mortgage Collateral") therein described and referred to and (ii) the Securities Pledge Agreement of even date herewith (the "Securities Pledge") from Mark Langdale for the benefit of Bank covering a securities account established with Banc One Securities Corporation (the "Securities Collateral"). Borrower agrees to execute such further security agreements, assignments, deeds of trust and other agreements and documents as Bank shall deem appropriate and necessary from time to time to more fully create and perfect Bank's lien and security interests in the Mortgage Collateral and the Securities Collateral.

     5. GUARANTORS. As a condition precedent to Bank's obligation to make the Loan to Borrower, Borrower agrees to cause (i) CapRock Systems, Inc., Jere W. Thompson, Jr., and Mark Langdale (the "UNLIMITED GUARANTORS") to each execute and deliver to Bank contemporaneously herewith an unlimited, continuing guaranty agreement, in form and substance satisfactory to Bank, and (ii) Jere W. Thompson, Sr., The Hayden Company, The Florida Company, and Joe C. Thompson, Jr. (the "LIMITED GUARANTORS", together with the Unlimited Guarantors, sometimes collectively referred to herein as the "GUARANTORS") to each execute and deliver to Bank contemporaneously herewith a limited guaranty agreement (collectively with the guaranties executed by the Unlimited Guarantors, the "GUARANTIES"), in form and substance satisfactory to Bank.

     6. COMPLETION OF THE NETWORK. Promptly following completion of the Network, Borrower shall provide to Lender a "Completion Certificate" in the form of Exhibit C, duly completed. The Completion Certificate shall be accompanied by copies of any billing statements, vouchers or invoices (not previously provided to Lender) of Borrower for amounts in excess of $10,000 per statement for services rendered or materials actually acquired or furnished in connection with the construction of the Network. In addition to the foregoing, Borrower shall also provide to Lender true, correct and complete copies of the notification by Sprint Communications Company L.P. of its acceptance of the Network.

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Page 3

     The Guaranties of the Limited Guarantors shall be automatically terminated upon the occurrence of the following: (i) receipt by Bank of a Completion Certificate and written notification of acceptance of the Network by Sprint Communications Company LP. (ii) the continuous operation of the Network for a period of three (3) consecutive months after the date of the Completion Certificate (the "Operational Period'), (iii) at the end of the Operational Period, no Event of Default (as defined below) shall be continuing with respect to the covenants set forth in Section 12 hereof and (iv) no Event of Default other than (a) those described in the immediately preceding clause (iii) or (b) an Event of Default resulting from a breach of the covenants of Mark Langdale set forth in Section 10 of his Guaranty shall have occurred during the Operational Period. Promptly thereafter, Bank shall prepare and deliver at Borrower's expense a termination of the Guaranty of each Limited Guarantor in the form attached hereto as Exhibit D.

     7. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants, and upon each request for an advance under the Loan further represents and warrants, to Bank as follows:

          (a) EXISTENCE. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and all other states where it is doing business, and has all requisite power and authority to execute and deliver the Loan Documents.

          (b) BINDING OBLIGATIONS. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

          (c) NO CONSENT. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of its partnership agreement or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

          (d) FINANCIAL CONDITION. Each financial statement of Borrower supplied to the Bank truly discloses and fairly presents Borrower's financial condition as of the

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July 1, 1996
Page 4

     date of each such statement in every material respect. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to the Bank.

          (e) LITIGATION. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

          (f) TAXES; GOVERNMENTAL CHARGES. Borrower has filed all federal, state and material local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports or is contesting the payment thereof in good faith and by proper proceedings, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

     8. CONDITIONS PRECEDENT TO MAKING THE LOAN. Bank's obligation to make any advance (including the first) under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date hereof after giving effect to such advance the following conditions have been met:

          (a) DOCUMENTS TO BE DELIVERED. Bank shall have received all of the following, at Bank's offices in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Lender:

               (i)    The Note.

               (ii)   The Mortgage.

               (iii)  The Guaranties.

               (iv)   The Securities Pledge.

               (v) An "Omnibus Certificate" of the Secretary of CapRock Systems, Inc., the general partner of Borrower ("GENERAL PARTNER"), which shall contain the names and signatures of the officers of General Partner authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of

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          resolutions duly adopted by the Board of Directors of General
          Partner and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and General Partner and all amendments thereto, certified by the appropriate official of Borrower's and General Partner's states of organization, and (3) a copy of any bylaws of General Partner.

               (vi) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

               (vii) A favorable opinion of (i) Baker & Botts, L.L.P., special counsel for Borrower, General Partner and Guarantors, substantially in the form of Exhibit E-1 and (ii) Crouch & Hallett LLP, counsel for Borrower and General Partner, substantially in the form of Exhibit E-2.

               (viii) Documents similar to those specified in subsections (v) and (vi) of this section with respect to each Guarantor which is a trust, partnership, limited liability company or corporation.

               (ix) A Notice of Final Agreement in the form attached as Exhibit

               (x) The Agreement executed by Sprint Communications Company L.P. in the form attached as Exhibit G.

          (b) ADDITIONAL CONDITIONS PRECEDENT. Bank has no obligation to make any advance (including the first) unless the following conditions precedent have been satisfied:

               (i) all representations and warranties made to Bank in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on the date of such advance.

               (ii) No material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Bank by Borrower shall have occurred and be continuing.

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               (iii)  No event has occurred and is continuing, or would result from making such advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined).

               (iv) No Guarantor providing an unlimited guaranty is in default in the terms of any agreement governing indebtedness of such Guarantor in excess of $100,000 between Guarantor and Bank, or between Guarantor and any third party.

               (v) No litigation or proceedings shall be pending or threatened which may reasonably be expected to materially adversely affect Borrower's financial condition.

               (vi) The making of such advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject Bank to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

               (vii) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to Thompson & Knight, P.C., counsel to Bank.

     9. AFFIRMATIVE COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Bank shall otherwise consent in writing:

          (a) ACCOUNTS AND RECORDS. Maintain its books and records in accordance with generally accepted accounting principles.

          (b) RIGHT OF INSPECTION. Permit Bank to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times.

          (c) RIGHT TO ADDITIONAL INFORMATION. Furnish Bank with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Bank may reasonably request from time to time.

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Page 7

          (d) COMPLIANCE WITH LAWS. Perform and comply, in all material respects, with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

          (e) TAXES. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all-lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as
     (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

          (f) INSURANCE. Maintain insurance on all property of a character usually insured by entities engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such entities.

          (g) NOTICE OF INDEBTEDNESS. Promptly inform Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement

          (h) NOTICE OF LITIGATION. Promptly after the commencement thereof, notify Bank of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties which could reasonably be expected to materially adversely affect the financial condition of Borrower.

          (i) NOTICE OF MATERIAL ADVERSE CHANGE. Promptly inform Bank of (i) any and all material adverse changes in Borrower's financial condition, and
     (ii) all claims made against Borrower which could reasonably be expected to materially adversely affect the financial condition of Borrower.

          (j) ADDITIONAL DOCUMENTATION. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents

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Page 8

     which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents. Borrower agrees to deliver to further secure the Loan when requested by Lender in its sole and absolute discretion, deeds of trust, mortgages, security agreements and financing statements in form and substance satisfactory to Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interest in any real or personal property now owned or hereafter acquired by Borrower.

          (k) SOUTHWESTERN BELL AGREEMENT. Within sixty (60) days from the date hereof, deliver to Lender a copy of the Agreement between Southwestern Bell Communications and Borrower, certified by Borrower as being a true, correct and complete copy.

     10. NEGATIVE COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Bank:

          (a) NATURE OF BUSINESS. Make any material change in the nature of its business as carried on as of the date hereof.

          (b) LIQUIDATIONS MERGERS CONSOLIDATIONS. Liquidate, merge or consolidate with or into any other entity.

          (c) SALE OF ASSETS. Sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business.

          (d) LIENS. Create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interests securing indebtedness owing to Bank, (ii) liens for taxes, assessments or similar charges which are: (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, (iii) liens and security interest existing as of the date hereof which have been disclosed to and approved by the Bank in writing, (iv) as to property which is not Mortgage Collateral, liens and security interests securing indebtedness described in Section 10(e)(iii), (v) liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's and other liens arising in the ordinary course of business, securing obligations whose payment is not yet due, and (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by

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Page 9

     existing or proposed structures or land use, unless such violation would not be reasonably be expected to have a material adverse effect on the financial condition of Borrower or the completion of the Network.

          (e) INDEBTEDNESS. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Bank,
     (ii) borrowings outstanding on the date hereof and disclosed in writing to Bank and (iii) miscellaneous items of indebtedness not described in clauses
     (i) and (ii) of this subsection (e) which do not in the aggregate exceed $50,000 at any one time outstanding.

          (f) TRANSFER OF OWNERSHIP. Permit the sale, pledge or other transfer of any of the ownership interest in Borrower (i) to any person who is not a partner of Borrower on the date hereof (other than by will, devise or intestacy) or (ii) which has the net effect of reducing the ownership interest of any Unlimited Guarantor (other than in accordance with the terms of the limited partnership agreement of Borrower).

          (g) CHANGE IN MANAGEMENT. Permit a change in the senior management of Borrower.

          (h)  LOANS. Make any loans to any person or entity.

          (i) TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "AFFILIATE" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

          (j) DIVIDENDS. Borrower agrees not to make any Distributions except for cash Distributions to the partners of Borrower for the payment by such partner or partners of federal or state income taxes on such partner or partners' proportionate share of Borrower's taxable income. In the event Borrower makes any Distributions pursuant to the immediately preceding sentence, Borrower will provide to Bank a certificate of the Chief Financial Officer of General Partner certifying that such Distribution was made in compliance with this Section 10(j). Borrower shall also

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Page 10

     provide Bank with a copy of the K-1 Supplemental Exhibit to Internal Revenue Service Form 1065 relating to such partner or partners at the same time the K-1 is made available to the partner or partners. As used herein, "DISTRIBUTIONS" shall mean all distributions made by Borrower to its partners, other than salary, bonuses and other compensation for services. Notwithstanding the foregoing, at any time after December 31, 1997, so long as the fixed charge ratio of Borrower calculated in accordance with Section 11(c) below for the then most recently ended period of four consecutive fiscal quarters is greater than 1.3 to 1.0, Borrower may pay commitment fees to the Guarantors, provided that all such guaranty commitment fees may be made only out of Excess Cash flow (as defined in the Note) remaining after the payment by Borrower of all required Excess Cash Flow Payments (as defined in the Note) and provided further that both prior to and immediately after giving effect to, the payment of such guaranty commitment fees (i) no Event of Default has occurred and is continuing and (ii) the fixed charge ratio of Borrower calculated in accordance with Section 11(c) is greater than 1.1 to 1.0.

     11. FINANCIAL COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will maintain the following financial covenants:

          (a) CASH RESERVES. Borrower will maintain, at all times from and after December 31, 1996, cash reserves in an amount not less than $100,000.

          (b) DEBT TEST. Borrower's Debt to Adjusted Income shall not be greater than (A) 5.0 to 1.0 as of December 31, 1997, (B) 4.5 to 1.0 as of March 31, 1998 and as of each fiscal quarter thereafter through December 31,1998, (C) 4.0 to 1.0 as of March 31, 1999 and as of each fiscal quarter through December 31, 1999, (D) 3.5 to 1.0 as of March 31, 2000 and as of each fiscal quarter through December 31, 2000, and (E) 3.0 to 1.0 as of March 31, 2001 and as of each fiscal quarter thereafter. As used in this subsection, the term "BORROWER'S DEBT TO ADJUSTED INCOME" means as of the end of any fiscal quarter, a ratio of (a) the then outstanding principal amount of the Loan to (b) the net income of Borrower before Tax Distributions (as defined below) plus interest expenses, depreciation, amortization and other non-cash expenses of Borrower for the then most recently ended period of four consecutive fiscal quarters. The term "TAX DISTRIBUTIONS" means for any period, the amount of Distributions for the payment by the partner or partners of Borrower of federal or state income taxes on such partner or partners' proportionate share of Borrower's taxable income, provided that for purposes of the calculation of the financial

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Page 11

     covenants set forth in this Section 11, a forty percent (40%) tax rate for each such partner shall be assumed.

          (c) FIXED CHARGE RATIO. Borrower will maintain, as of December 31, 1997 and as of each fiscal quarter thereafter, a ratio of (a) net income of Borrower after Tax Distributions plus depreciation, amortization and other non-cash expenses and interest expenses for the then most recently ended period of four consecutive fiscal quarters to (b) interest expense and current maturities of long-term debt of Borrower for such period plus capital expenditures permitted by Section 11 (e) and actually made by Borrower during such four quarter period of not less than 1.1 to 1.0.

          (d) NET INCOME. Beginning with the fiscal quarter ending March 31,1997, and for each fiscal quarter thereafter, Borrower's net income after Tax Distributions for any fiscal quarter will not be less than $1,000.

          (e) CAPITAL EXPENDITURES. Borrower will not make capital expenditures in excess of $10,000 during any fiscal year, commencing with the fiscal year ending December 31, 1997, without prior written approval of Bank which shall not be unreasonably withheld.

Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied.

     12. REPORTING REQUIREMENTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will, unless Bank shall otherwise consent in writing, furnish to Bank:

          (a) As soon as available, and in any event within thirty (30) days after the end of each month, a balance sheet, income statement and cash flows of Borrower as of the end of such month, all in form and substance and in reasonable detail satisfactory to Bank and duly certified (subject to year-end review adjustments) by the President and/or Chief Financial Officer of General Partner (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied;

          (b)  As soon as available and in any event within one hundred-twenty
     (120) days after the end of each fiscal year of Borrower, financial statements of Borrower

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Page 12

     as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing reasonably acceptable to Bank. These financial statements shall contain a consolidated balance sheet as of the end of such fiscal year and consolidated statements of earnings, of cash flows, and of changes in partners' capital for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year;

          (c) A certificate in the form of Exhibit I signed by the President and Chief Financial Officer of General Partner, within thirty (30) days after the end of each month, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents (except as set forth therein) and is not in default of any term or provisions hereof or thereof (except as set forth therein), and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement;

          (d) Promptly after the receipt thereof by Borrower, a copy of any management letter delivered to Borrower by its independent accountants;

          (e) As soon as available and in any event within thirty days prior to the beginning of each fiscal year of Borrower, annual projections of Borrower in a form satisfactory to and reasonably acceptable to Bank;

          (f) Promptly inform Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement;

          (g) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties which could reasonably be expected to materially adversely affect the financial condition of Borrower;

          (h) Promptly inform Bank of (i) any and all material adverse changes in Borrower's financial condition, and (ii) all claims made against Borrower which could materially affect the financial condition of Borrower; and

          (i) Such other information respecting the business, properties or condition or the operations, financial or otherwise, of Borrower as Bank may from time to time reasonably request.

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Page 13

     13. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Loan Agreement:

          (a) The failure, refusal or neglect of Borrower to pay within two (2) days after the date when due, any part of the principal of, or interest on, the Note or any other indebtedness or obligations owing to Bank by Borrower from time to time.

          (b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents, provided that (i) with respect to any default under Section 9, other than defaults under Section 9(d) and (f), Borrower shall have (15) calendar days from the date of the occurrence of such default to cure such default before it is deemed to be an Event of Default hereunder and (ii) with respect to any default under Sections 9(d) and 9(f), Borrower shall have fifteen (15) calendar days from the earlier of the date it becomes aware of a default or the receipt of written notice from Bank of a default to cure such default before it is deemed to be an Event of Default hereunder.

          (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower.

          (d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect when or as of which made.

          (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party under any agreement or understanding.

          (f) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state

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CapRock Fiber Network, Ltd.
July 1, 1996
Page 14

     insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "APPLICABLE BANKRUPTCY LAW") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within sixty (60) days any final money judgment against such party.

          (g) If Borrower or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "OBLIGATED PARTY", as used herein, shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Note.

     14. REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, (a) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower under the Loan Documents at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Bank may, at its option, cease further advances under any of the Note; PROVIDED, HOWEVER, concurrently and automatically with the occurrence of an Event of Default under SUBPARAGRAPH (f)(iii) or SUBPARAGRAPH (f)(iv) in the immediately preceding paragraph 13 further advances under the Note shall cease, and (ii) the Note and all other indebtedness owing to Bank by Borrower under the Loan Documents at such time shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

     15. INDEMNITY. Borrower agrees to indemnify Bank, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions,

CapRock Fiber Network, Ltd.
July 1, 1996
Page 15

judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this paragraph collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Bank growing out of, resulting from or in any other way associated with any of the Loan Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by Borrower). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS IN ANY WAY OR TO ANY EXTENT ARISE UNDER ANY THEORY OF STRICT LIABILITY OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY BANK, provided only that Bank shall be not entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its affiliates) ever alleges such gross negligence or willful misconduct by Bank, the indemnification provided for in this paragraph shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction. enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Bank" shall refer not only to the Person designated as such in the introduction paragraph but also to each director, officer, agent, attorney, employee, representative and affiliate of such Person. For purposes of this paragraph, the term "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, decrees, permits or other governmental restrictions relating to the environment. The term "Person" means any individual, corporation, partnership, limited liability company or any other legally recognizable entity.

     16. RIGHTS CUMULATIVE. All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

     17. WAIVER AND AGREEMENT. Neither the failure nor any delay on the part of Bank to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the

CapRock Fiber Network, Ltd.
July 1, 1996
Page 16

specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

     18. BENEFITS. This Loan Agreement shall be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that neither Bank nor Borrower may, without the prior written consent of the other, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

     19. NOTICES. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least ten (10) days prior to the effective date of such new address.

     20. CONSTRUCTION. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Bank's address set forth on the signature page hereof is located.

     21. INVALID PROVISIONS. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

     22. EXPENSES. Borrower shall pay all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by

CapRock Fiber Network, Ltd.
July 1, 1996
Page 17

the Loan Documents, and (ii) any action in the enforcement of Bank's rights upon the occurrence of Event of Default.

     23. ENTIRE AGREEMENT. This Loan Agreement (together with the other Loan Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

     24. CONFLICTS. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

     25. COUNTERPARTS. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

     26. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY: (a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

             [The remainder of this page intentionally left blank]

CapRock Fiber Network, Ltd.
July 1, 1996
Page 18

     If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

                                     Very truly yours,

                                     BANK ONE, TEXAS, NA.




                                     By: Gina A. Norris
                                        -------------------------------
                                        Gina A. Norris
                                        Vice President

                                     Bank's Address:

                                     1717 Main Street, 3rd floor
                                     Dallas, Texas 75201
                                     Attn: Corporate Lending


ACCEPTED as of the date first
written above.

BORROWER:                            Borrower's Address:

CAPROCK FIBER NETWORK, LTD.          Two Galleria Tower
                                     13455 Noel Road, Ste. 1925
By: CapRock Systems, Inc.,           Dallas, Texas 75240-6638
     General Partner


     By: /s/ Jere W. Thompson, Jr.
        --------------------------
          Jere W. Thompson, Jr.
                    President